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EXHIBIT 99


                                   EXHIBIT 99

PRESS RELEASE, DATED April 27, 2001.

EUROTELECOM COMMUNICATIONS ANNOUNCES UK ADMINISTRATION PROCESS

LONDON--(BUSINESS WIRE)--27 April 2001 - EuroTelecom Communications, Inc. (Trading Symbol-EUTC; Class A Stock quoted on the Alternative Investment Market of the London Stock Exchange as ETMA) announced that at a meeting of the Board of Directors of the Company, Mr Philip Derry resigned his position as President and Chief Executive Officer and from the office of director. In addition, Mr Andy Krawchuk resigned his position as Marketing Director of the Company and from the office of director. The resignations were accepted with immediate effect.



This press release contains forward-looking statements. Such statements are based on the current expectations and beliefs of the management of EuroTelecom Communications, Inc. and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

FOR FURTHER INFORMATION, PLEASE CONTACT:
Graham Ford
UK Telephone:  011 44 1709 874 600
http://www.eurotelecom.co.uk





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                                     EXHIBIT

PRESS RELEASE, DATED May 2, 2001

EUROTELECOM COMMUNICATIONS, INC.

Re: Special Investigative Committee

The Company announces that at a meeting of the Board of Directors of the Company held today, Wednesday 2nd May 2001, it was agreed that the Board would appoint a Special Investigative Committee to investigate the reasons surrounding the collapse of the Company's operations and to investigate officers, directors and advisers of the Company who may have breached duties owed to the Company,

The Committee shall be constituted by Christopher Akers and Graham Ford with Christopher Akers also acting as Chairman